News Release
For Immediate Release Company Contact: Jack Collins, Interim CFO Phone: (405) 702-7460 Website: www.qrcp.net

Quest Resource Corp. Receives Nasdaq Non-Compliance Notice

OKLAHOMA CITY – November 25, 2008 – Quest Resource Corporation (NASDAQ: QRCP) ("QRCP" or “the Company”) today announced that it has received a notice from the Nasdaq Stock Market, dated November 19, 2008, indicating that because the Company has not yet filed its Form 10-Q for the period ended September 30, 2008, that under Marketplace Rule 4310(c)(14) it is no longer in compliance with the rules for continued listing on the exchange.

The notice further stated that Nasdaq rules permit the Company to submit a plan to regain compliance by no later than January 21, 2009, or within 60 calendar days. Following a review of this plan, Nasdaq staff can grant QRCP an exception, up to 180 calendar days from the due date of the 10-Q, or until May 11, 2009, to regain compliance. QRCP intends to timely submit a plan to Nasdaq and to execute on that plan to be back in compliance within the exception period.

In determining whether to grant the exception, Nasdaq staff will consider QRCP’s: specific circumstances, including the likelihood that the 10-Q can be filed within the exception period; past compliance history; reasons for the late filing; corporate events that may occur within the exception period; general financial status; and disclosures to the market.

If Nasdaq staff determines that it is not appropriate to provide QRCP with an exception, it will provide written notice that the Company’s securities will be delisted. At that time, QRCP may appeal the decision to a Nasdaq Listing Qualifications Panel.

About Quest Resource Corporation

Quest Resource Corporation is a fully integrated E&P company that owns: the right to develop approximately 105,000 net acres in the Appalachian Basin of the northeastern United States, including approximately 97,000 acres prospective for the Marcellus Shale; 100% of the general partner and a 57% limited partner interest in Quest Energy Partners, L.P. (NASDAQ: QELP); and 85% of the general partner and a 36% limited partner interest in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net, the Quest Energy Partners website at www.qelp.net, and the Quest Midstream Partners website at www.qmlp.net. Quest Resource routinely posts important information in the “Investors” section of its website.

Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement, including the submission of a plan to regain compliance with Nasdaq listing requirements, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In particular, the forward looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the results of Quest’s ongoing internal investigation into the questionable transfers by Quest’s former CEO, the ongoing worldwide crisis in the capital markets, uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition and general market conditions. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by Quest. These risks, and other risks are detailed in Quest Resource Corporation's filings with the Securities and Exchange Commission, including risk factors listed in their latest annual reports on Form 10-K and other filings with the Securities and Exchange Commission. You can find Quest Resource Corporation’s filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.